UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

Goldman Sachs Private Middle Market Credit II LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56052	83-3053002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 – Results of Operations and Financial Condition.

Goldman Sachs Private Middle Market Credit II LLC (the “Company”, “us” or “our”) today provides estimates of its financial results for the first quarter ended March 31, 2020.

ESTIMATES OF CERTAIN FIRST QUARTER 2020 FINANCIAL RESULTS

The Company believes that it is important to provide timely transparency to stakeholders in this current environment of volatile financial markets and economic disruption resulting from the recent COVID-19 exigency. Accordingly, the Company is issuing below estimates of certain financial results for the quarter ended March 31, 2020.

(in $ millions, except per share and % data)[1]	Estimated Ranges as of March 31, 2020	As of December 31, 2019

Investment portfolio, at fair value[2]	$504.2 – $509.2	$405.9
Net asset value per share	$91.30 – $93.30	$98.53
Net debt to equity ratio	0.36x – 0.38x	0.77x
Cash and cash equivalents	$128.7	$6.6
Unfunded investment commitments	$52.0	$63.8

	Estimated Ranges for the Three Months ended, March 31, 2020	For the Three Months Ended December 31, 2019

Total investment income	$9.5 – $10.0	$7.6
Net investment income	$5.2 – $5.7	$3.8
Net investment income per share (basic and diluted)	$2.00 – $2.02	$2.33
Earnings (loss) per share (basic and diluted)	$(10.03) – $(10.05)	$2.12

INVESTMENT PORTFOLIO AND VALUATION2

◾	As of March 31, 2020, the Company had investments in 32 portfolio companies. All of our portfolio companies made their required interest payments;

◾	There were no investments on non-accrual status as of the quarter ended March 31, 2020;

◾

During the quarter and due to increased market volatility and wider credit spreads as a result of the COVID-19 crisis, the Company marked down the value of the investment portfolio, resulting in a decline of net asset value per share of approximately 6%. The decline in fair value of the investment portfolio was primarily attributable to an increase in market spreads of comparable assets. Changes in market spreads are an important input into the Company’s valuation methodology.

◾

Given the unprecedented nature of the COVID-19 exigency and the fiscal and monetary response designed to mitigate strain to businesses and the economy, the operating environment of our portfolio companies is evolving rapidly. The Company continues to closely monitor its investment portfolio in order to be positioned to respond appropriately.

LIQUIDITY AND CAPITAL RESOURCES

◾

As of March 31, 2020, the Company had approximately $269.2 million of total principal amount of debt outstanding under the Senior Secured Revolving Credit Facility (the “Senior Revolving Credit Facility”);

◾	The Company was in compliance with all financial covenants under its debt obligations as of March 31, 2020 and continues to be in compliance through the present date;

◾

The Company had significant liquidity as of March 31, 2020, with approximately $928.9 million of uncalled capital commitments that the Company expects to call from investors over time to, among other things, efficiently fund future investments. Further, as of the same date, the Company had $128.7 million of cash and cash equivalents on its balance sheet and approximately $230.8 million of availability under the Secured Revolving Credit Facility. Unfunded investment commitments were $52.0 million. There have been no material changes in the Company’s liquidity subsequent to quarter end and through the present date.

The estimates described in this report are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial results for the three months ended March 31, 2020. These estimates have not been reviewed and approved by the Company’s Board of Directors or its Audit Committee and were prepared by the Company’s management in connection with preparation of its financial statements. The final results may differ materially from these estimates as a result of the completion of our financial closing procedures, including review by the Company’s Board of Directors and its Audit Committee, and final adjustments and other developments arising between now and the time that our financial results for the three months ended March 31, 2020 are finalized. The Company is disclosing these estimates of its interim financial results in a response to the exigencies of the economic crisis precipitated by the COVID-19 crisis. The Company does not expect to regularly disclose such interim estimates going forward and will consider the need to do so, if any, on a quarter-by-quarter basis.

ENDNOTES

1 For the quarter ended March 31, 2020, the weighted average shares outstanding was 2,693,389 and the ending shares outstanding was 4,068,933.

2 The discussion of the investment portfolio of the Company excludes its investment in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc.

ABOUT GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC

Goldman Sachs Private Middle Market Credit II LLC (“PMMC II”) is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. PMMC II was formed by Goldman Sachs Group, Inc. to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. PMMC II seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, unitranche, including last out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

FORWARD-LOOKING STATEMENTS

This report may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business, future operating results, access to capital and liquidity of the Company and its portfolio companies. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control. Any forward-looking statement made by us in this report speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Goldman Sachs Private Middle Market Credit II LLC

Investor Contact: Florina Mendez, 917-343-7823

Media Contact: Patrick Scanlan, 212-902-6164

Source: Goldman Sachs Private Middle Market Credit II LLC

***

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit II LLC

Date: April 22, 2020	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer